Exhibit 99.1

Contact: Media Inquiries Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com Investor Inquiries Felise Kissell (215) 409-7287 Kissell-Felise@aramark.com

Aramark Provides Preliminary Second Quarter Fiscal 2020 Results

Performance Highlights Flexibility of Cost Structure and Diversification of Business

Announces Amendment of Credit Agreement for Added Financial Flexibility

Philadelphia, PA, April 22, 2020 — Aramark (NYSE:ARMK), a global leader in food, facilities management and uniforms, provided preliminary results for the second quarter fiscal 2020 in conjunction with a proposed offering of debt securities. The Company’s second quarter performance reflects the benefits of its highly diversified business—extensive offerings, sectors, geographies, and client portfolio—and low fixed cost, low asset intensity operating model. In addition, Aramark and its secured lenders agreed to amend the covenants on their secured facilities to further enhance the Company’s financial flexibility.

“We are taking timely, proactive steps to adapt the Company to the current environment, and to further bolster our strong financial position,” said John Zillmer, Aramark’s Chief Executive Officer. “Our ability to quickly resize our flexible business model enables us to manage through even the most dynamic periods while remaining prepared to most fully respond to the demand for safe and hygienic food, uniforms, and facilities services in the recovery.”

Preliminary Second Quarter Fiscal 2020 Results1

Aramark released key preliminary unaudited results for the second quarter fiscal 2020.

Preliminary GAAP Results

•	Revenue of approximately $3.7 billion

•	Operating Income of ($106 million) to $4 million

•	EPS of ($0.81) to ($0.39)

Operating Income and EPS ranges include a potential non-cash impairment of $100 to $200 million, specifically related to the balance of goodwill in the reporting unit in the International segment that was referenced in the Company’s 2019 10-K.

Preliminary Adjusted Results

•	Organic Revenue of approximately $3.8 billion

•	Adjusted Operating Income of $157 million to $167 million

•	Adjusted EPS of $0.24 to $0.26

•	LTM Covenant Adjusted EBITDA of $1,585 million to $1,595 million

Adjusted Operating Income, Adjusted EPS and Covenant Adjusted EBITDA are not impacted by the potential goodwill adjustment.

Preliminary Balance Sheet Results

•	Cash and Cash Equivalents of $1,203 million

•	Net Debt of $6,763 million with no significant maturities due until 2023[2]

[1]	Aramark is determining potential benefits under the CARES Act that was signed into law on the last day of its fiscal second quarter. Final results may differ based on this determination.
[2]	As of March 27, 2020. Does not give effect to any currently proposed financing activities.

The impact of COVID-19 on the business for the fiscal second quarter was consistent with Aramark’s previous disclosure on March 19th, 2020. While there was underlying revenue growth in the overall business in the fiscal second quarter, total Company revenues decreased approximately $325 million with a corresponding AOI decline of approximately $70 million related to COVID-19. To further limit this drop through in the coming periods, Aramark implemented at the end of the quarter cost-saving initiatives—including renegotiations of client contracts, salary and other compensation adjustments, and reductions to general corporate expenses—that are expected to result in an operating income drop through of approximately 20% in the immediate term with additional flexibility to drive drop through even lower to approximately 15% as future market conditions warrant. These operating actions, combined with the Company’s flexible financial model and strong liquidity, provide Aramark the ability to move through this unprecedented period with resilience.

“Rapidly flexing the Company’s operating expenses and capital expenditures enables us to best navigate this challenging environment, while preserving our ability to provide the safe and hygienic food service, uniforms and facilities our existing and future clients will need to welcome back their employees, students, fans, visitors, and other consumers,” said Zillmer. “These actions are intended to help us quickly bring back our valued team members as we develop comprehensive re-opening plans, including new models for service delivery and customer engagement.”

Credit Agreement Amended

Aramark and its secured lenders agreed to amend the credit facility covenants to provide additional covenant headroom, further enhancing the Company’s financial flexibility. The amendment suspends Aramark’s senior secured debt covenant from the September 2020 quarter to the June 2021 quarter, inclusive. Thereafter, the senior secured debt covenant will be tested with reference to the post-suspension quarter and the last three calendar quarters of 2019, and exclude quarters in between. This amendment is intended to prevent the effects of the COVID-19 pandemic from distorting the covenant calculations and distracting the Company or its lenders from the prudent management of the business over the quarters ahead.

Earnings Conference Call

As previously announced, Aramark will host a conference call to review its full second quarter 2020 earnings results on Tuesday, May 5, 2020 at 8:30 a.m. ET with a news release issued before the call.

Note Regarding Preliminary Results

The estimated fiscal 2020 second quarter results and liquidity are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors. Such preliminary results for the fiscal 2020 second quarter are subject to the finalization and closing of our accounting books and records (which have yet to be performed), and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with accounting principles generally accepted in the U.S. Neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

About Aramark

Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. Our 280,000 team members deliver innovative experiences and services in food, facilities management and uniforms to millions of people every day. We strive to create a better world by making a positive impact on people and the planet, including commitments to engage our employees; empower healthy consumers; build local communities; source ethically, inclusively and responsibly; operate efficiently and reduce waste. Aramark is recognized as a Best Place to Work by the Human Rights Campaign (LGBTQ+), DiversityInc, Black Enterprise and the Disability Equality Index. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements by our CEO and including with respect to, without limitation, the impact of COVID-19 on our business, financial performance and operating results, including our preliminary second fiscal quarter 2020 results, anticipated effects of our adoption of new accounting standards, the expected impact of strategic portfolio actions, the benefits and costs of our acquisitions of each of Avendra, LLC (“Avendra”) and AmeriPride Services, Inc. (“AmeriPride”), as well as statements regarding these companies’ services and products and statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are or remain or continue to be confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates, financial results and our estimated benefits and costs of our acquisitions are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results or the costs and benefits of the acquisitions include without limitation: the severity and duration of the COVID-19 pandemic, the pandemic’s impact on the U.S. and global economies, including particularly the client sectors we serve, and governmental responses to the pandemic; unfavorable economic conditions; natural disasters, global calamities, pandemics, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; the manner and timing of benefits we expect to receive under the CARES Act; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; our ability to successfully integrate the businesses of Avendra and AmeriPride and costs and timing related thereto; the risk of unanticipated restructuring costs or assumption of undisclosed liabilities; the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of AmeriPride and Avendra including whether the transactions will be accretive and within the expected timeframes; the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose; the disruption of the transactions to each of Avendra and AmeriPride and their respective managements; the effect of the transactions on each of Avendra’s and AmeriPride’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and other factors set forth under the headings Item 1A “Risk Factors,” Item 3 “Legal Proceedings” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of our Annual Report on Form 10-K, filed with the SEC on November 26, 2019 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effects of material divestitures and the impact of currency translation.

Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of divestitures (including the gain on the sale); merger and integration related charges; asset impairments, tax reform related employee reinvestments and other items impacting comparability.

Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of divestitures (including the gain on the sale); merger and integration related charges; asset impairments, tax reform related employee reinvestments; the tax benefit attributable to the former CEO’s equity award exercises; the impact of tax legislation and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; unusual COVID-19 related losses and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance.

We use Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, and Covenant Adjusted EBITDA as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, or earnings per share, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS and Covenant Adjusted EBITDA as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Reconciliation to Non-GAAP Measures

	Three Months Ended
	3/27/2020		3/29/2019
	Preliminary
	Low Range	High Range
Consolidated Revenue (as reported)	$3,731,559	$3,731,559	$3,999,987
Effect of Currency Translation	50,693	50,693

Adjusted Revenue (Organic)	$3,782,252	$3,782,252	$3,999,987

Operating Income/(Loss) Range (as reported)	$(106,076)	$3,924	$122,835
Amortization of Acquisition-Related Intangible Assets	29,125	29,125	28,657
Severance and Other Charges	6,894	6,894	8,410
Merger and Integration Related Charges	7,302	7,302	9,663
Goodwill Impairment	200,000	100,000	—
Gain on sale of Healthcare Technologies	—	—	1,000
Tax Reform Related Employee Reinvestments	—	—	65,455
Gains, Losses and Settlements impacting comparability	19,838	19,838	311

Adjusted Operating Income	$157,083	$167,083	$236,331

Effect of Currency Translation	336	336

Adjusted Operating Income (Constant Currency)	$157,419	$167,419	$236,331

Operating Income Margin (as reported)	-2.84%	0.11%	3.07%

Adjusted Operating Income Margin (Constant Currency)	4.16%	4.43%	5.91%

	Three Months Ended		Three Months Ended
	3/27/2020		3/29/2019
	Preliminary
	Low Range	High Range
Net Income/(Loss) Attributable to Aramark Stockholders Range (as reported)	(205,467)	(98,067)	29,353
Adjustments:
Amortization of Acquisition-Related Intangible Assets	29,125	29,125	28,657
Severance and Other Charges	6,894	6,894	8,410
Merger and Integration Related Charges	7,302	7,302	9,663
Goodwill impairment	200,000	100,000	—
Gain on Sale of Healthcare Technologies	—	—	1,000
Tax Reform Related Employee Reinvestments	—	—	65,455
Gains, Losses and Settlements impacting comparability	19,838	19,838	311
Effects of Refinancings and Other on Interest and Other Financing Costs, net	20,883	20,883	—
Effect of Tax Legislation on Provision for Income Taxes	8,848	8,848	(809)
Tax Benefit Attributable to Former CEO Equity Award Exercises	(21,768)	(21,768)	—
Tax impact related to shareholder contribution	6,203	6,203
Tax Impact of Adjustments to Adjusted Net Income	(12,052)	(12,052)	(29,240)

Adjusted Net Income	$59,806	$67,206	$112,800
Effect of Currency Translation, net of Tax	(105)	(105)	—

Adjusted Net Income (Constant Currency)	$59,701	$67,101	$112,800

Earnings Per Share (as reported)
Net Income/(Loss) Attributable to Aramark Stockholders (as reported)	$(205,467)	$(98,067)	$29,353
Diluted Weighted Average Shares Outstanding	254,443	254,443	250,347

	$(0.81)	$(0.39)	$0.12

Adjusted Earnings Per Share
Adjusted Net Income	$59,806	$67,206	$112,800
Diluted Weighted Average Shares Outstanding	254,443	254,443	250,347

	$0.24	$0.26	$0.45

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$59,701	$67,101	$112,800
Diluted Weighted Average Shares Outstanding	254,443	254,443	250,347

	$0.23	$0.26	$0.45

	Preliminary LTM		LTM
	3/27/2020	3/27/2020	3/29/2019
	Low Range	High Range
Consolidated Sales	$15,947.2	$15,947.2	$16,150.5

Net Income Attributable to Aramark Stockholders (as reported)	$108.8	$216.2	$528.1
Interest and other financing costs, net	347.2	347.2	351.0
(Benefit)/Provision for income taxes	86.8	89.4	87.6
Depreciation and amortization	589.9	589.9	608.1
Share-based compensation expense	26.3	26.3	88.0
Unusual or non-recurring (gains) and losses	—	—	(156.3)
Pro forma EBITDA for equity method investees	6.7	6.7	13.2
Pro forma EBITDA for certain transactions	15.7	15.7	(11.1)
Seamless North America, LLC EBITDA	—	—	—
Other	404.0	304.0	185.8

Covenant Adjusted EBITDA	$1,585.4	$1,595.3	$1,694.3

Debt to Covenant Adjusted EBITDA
Total Debt	$7,966.0	$7,966.0	$7,190.6
Less: Cash and cash equivalents	$1,203.0	$1,203.0	$195.4

Net debt	$6,763.0	$6,763.0	$6,995.2
Adjusted EBITDA	$1,585.4	$1,595.3	$1,694.3
Debt/ Covenant Adjusted EBITDA	4.3	4.2	4.1
Covenant Adjusted EBITDA margin	9.9%	10.0%	10.5%

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